SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 3, 2001

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On July 3, 2001, CSB Bancorp, Inc. announced that Ronald Holtman, Phillip W. Smith, Jr., Eddie Lee Steiner and John R. Waltman have been appointed to the Board of Directors of CSB Bancorp, Inc. A copy of the release is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a)	Exhibits
	99.1	Release dated July 3, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: July 3, 2001	By: /s/ A. Lee Miller
A. Lee Miller Senior Vice President and Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

July 3, 2001

The Commercial & Savings Bank

Contact Person: C. James Bess

Phone: (330) 674-9015

CSB BANCORP ANNOUNCES NEW APPOINTMENTS

CSB Bancorp is pleased to announce that Ronald Holtman, Phillip W. Smith, Jr., Eddie Lee Steiner and John R. Waltman commenced serving as directors of CSB on June 28, 2001. As disclosed in CSB's recently mailed proxy statement, Messrs. Holtman, Smith, Steiner and Waltman were appointed to the board of directors to fill the vacancies resulting from the resignations of David W. Kaufman, H. Richard Maxwell, Samuel P. Riggle, Jr. and David C. Sprang.

Mr. James Bess, the President of CSB, expressed his gratitude to the resigning directors stating:

"The retiring directors will be missed. Although I only had the opportunity to work with them for several months, each of them was hard working and made a positive contribution to the board and CSB."

Mr. Bess also stated that he is looking forward to working with the new directors. Mr. Bess stated:

"CSB is fortunate to find directors with the skills and talents of our new directors. Their background and experience will be helpful in dealing with the increasingly complicated business and regulatory environment."

Mr. Bess also noted that:

"Since I joined CSB in December 2000, CSB has named six new directors who together constitute sixty percent of the Board of Directors. Clearly, anyone calling for change at the board of directors level should be pleased by the changes that have been made."